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                                                                    EXHIBIT 23.5

                           CONSENT OF THORSTEINSSONS

  I confirm that we consent to the use of our firm's name as special Canadian tax counsel to the company. Under the heading "Tax Considerations" in the Registration Statement on Form F-1 of Vidatron Entertainment Group Inc. as filed with the U.S. Securities and Exchange Commission.

                                          Yours very truly,

                                          /s/ Ian J. Gamble

                                          Ian J. Gamble
                                          Thorsteinssons, Tax Lawyers